UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2015

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K furnished by Green Dot Corporation (“Green Dot”) on January 29, 2015 and is being furnished as a result of Green Dot’s issuance of a press release correcting transcription errors in the press release furnished by Green Dot on January 29, 2015 (the “Original Release”).  These transcription errors had no impact on total operating revenues, net income (loss) or any of the non-GAAP financial information presented in the Original Release.
Item 2.02. Results of Operations and Financial Condition.
Green Dot hereby issues a press release announcing its financial results for the quarter ended December 31, 2014 and certain other financial information. This press release was issued to correct transcription errors in the press release issued on January 29, 2015. A copy of this corrected press release is attached as Exhibit 99.1 of this Form 8-K/A.
The information furnished in this Form 8-K/A, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number    Description
99.01        Press release, dated January 29, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Grace T. Wang
Grace T. Wang
Chief Financial Officer

Date: January 29, 2015

EXHIBIT INDEX
Number    Description
99.01        Press release, dated January 29, 2015